                                                                 EXHIBIT 4(f)(7)


REGISTERED
No. ________                                               CUSIP NO. 319455 85 3


     THIS NOTE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                           FIRST CHICAGO CORPORATION

                                _______ DECS/SM/
                    (Debt Exchangeable for Common Stock/SM/)

                5  1/2% Exchangeable Note Due February 15, 1997

                (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.001 Per Share,
                        of NEXTEL Communications, Inc.)

     FIRST CHICAGO CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of
____________________ Dollars (or $36.25 per Debt Exchangeable for Common Stock/SM/ (each a "DECS")) on February 15, 1997 (subject to the mandatory exchange provisions at maturity discussed below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon quarterly on February 15, May 15, August 15 and November 15 in each year (individually referred to as an "Interest Payment Date" and collectively as the "Interest Payment Dates"), commencing May 15, 1994, and at Maturity, at the rate per annum specified in the title of this note from February 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this DECS (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 31, April 30, July 31 or October 31, as the case may be, next preceding such Interest Payment Date, provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this DECS (or one or
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more Predecessor Notes) is registered at the close of business on a Special
Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     At Maturity, the foregoing principal amount of this DECS will be mandatorily exchanged into a number of shares of Class A Common Stock, par value $.001 per share ("NEXTEL Common Stock"), of NEXTEL Communications, Inc. at the Exchange Rate (as defined below) and, as a result, the Holder of this DECS will not necessarily receive an amount equal to the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the NEXTEL Common Stock as provided for in the Indenture, (a) if the Maturity Price (as defined below) per share of NEXTEL Common Stock is greater than or equal to $43.50 per share of NEXTEL Common Stock (the "Threshold Appreciation Price"), .8333 shares of NEXTEL Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $36.25 per share of NEXTEL Common Stock (the "Initial Price"), a fractional share of NEXTEL Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price and (c) if the Maturity Price is less than or equal to the Initial Price, one share of NEXTEL Common Stock per DECS. No fractional shares of NEXTEL Common Stock will be issued at Maturity as provided in the Indenture. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of NEXTEL Common Stock, deliver cash in an amount equal to the value of such number of shares of NEXTEL Common Stock at the Maturity Price.

     The "Maturity Price" of the NEXTEL Common Stock is defined as the average Closing Price per share of NEXTEL Common Stock on the 20 Trading Days immediately prior to, but not including, Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National
Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the City of Chicago and the City of New York are open for business.
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                                                                               3

     Interest on this DECS will be payable, and delivery of NEXTEL Common Stock (or, at the Company's option, cash in an amount equal to the value of such NEXTEL Common Stock) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in the City of New York, New York, and payment of interest on (and, if the Company elects not to deliver NEXTEL Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the
                                                -----------------
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register at the close of business on the Regular Record Date.

     ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    FIRST CHICAGO CORPORATION



                                    By__________________________
                                         Chairman of the Board

                                    Attest:



                                    _____________________________
                                         Secretary
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                                                                               4

                         CERTIFICATE OF AUTHENTICATION



This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

NORWEST BANK MINNESOTA,                        NORWEST BANK MINNESOTA,
 NATIONAL ASSOCIATION,                            NATIONAL ASSOCIATION,
 as Trustee                                       as Trustee

                                 Or

By                                             By  THE FIRST NATIONAL BANK
                                                     OF CHICAGO,
     Authorized Officer                              as Authenticating Agent


                                               By  _________________________
                                                     Authorized Officer
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                                                                               5

                           [Form of Reverse of DECS]


                           FIRST CHICAGO CORPORATION

                5  1/2% Exchangeable Note Due February 15, 1997

                (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.001 Per Share,
                        of NEXTEL Communications, Inc.)



          This note is one of a duly authorized issue of senior notes of the series above (hereinafter called the "Notes") of the Company, which series is limited to 7,475,000 DECS, all such Notes issued and to be issued under an indenture dated as of May 1, 1990, between the Company and Norwest Bank Minnesota, National Association, as Trustee, (as supplemented by a First Supplemental Indenture, dated as of February 1, 1994) (herein collectively the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Notes and of the rights, obligations, duties and immunities of the Trustee for each series of Notes and of the Company, and the terms upon which the Notes are and are to be authenticated and delivered. This note is one of a series of the Notes designated 5 1/2% Exchangeable Notes Due February 15, 1997 (referred to herein as the "DECS").

          The DECS may not be redeemed prior to Maturity.

          If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all the DECS may be declared due and payable in the manner and with the effect provided in the Indenture

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all the Notes of such series, to waive certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this DECS.

          No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate,
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                                                                               6

and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the Note Register of the Company, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this DECS which are defined in the Indenture have the meanings set forth therein.

          "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

          This DECS shall be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the Person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.
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                                                                               7

                        _______________________________

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common            UNIF GIFT MIN ACT ____
TEN ENT -- as tenants by the entireties    Custodian ______ (minor)
JT TEN -- as joint tenants with right
         of survivorship and not as        Under Uniform Gifts to
         tenants in common                 Minors Act _____ (state)


Additional abbreviations may also be used though not in the above list

                          ____________________________


Social Security or taxpayer I.D. or
other identifying number of assignee

__________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_________________________________________________________________________

_____________________________________________________________________________
               (name and address of assignee)

the within DECS and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said DECS on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________

                                         __________________________*/


____________

*/  NOTICE: The signature to this assignment must correspond with the name of
- -
the registered owner as it appears on the face of the within DECS in every particular, without alteration, enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.